NEWS RELEASE

Contact:                 Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL REPORTS 10.3% FIRST QUARTER 2008 EARNINGS INCREASE

LATROBE, PA, April 28, 2008 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the quarter ended March 31, 2008. The Company earned $816,000 (or $.27 per average share outstanding) in 2008 compared to $740,000 (or $.24 per average share outstanding) in 2007. Earnings-per-share in 2008 and 2007 are based on 3,028,813 and 3,044,813 average shares outstanding, respectively.

President and Chief Executive Officer Gregg E. Hunter noted, “The 10.3% first quarter 2008 earnings improvement resulted from successful balance sheet positioning and net interest margin management, persistently high loan portfolio credit quality, steady growth in Asset Management and Trust assets which rose over 9.2% from a year prior and comprehensive adherence to long-standing banking industry business practices.”

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands)

	March	March
	2008	2007

ASSETS
Cash and due from banks on demand	$8,681	$9,954
Interest bearing deposits with banks	23	248
	8,704	10,202

Federal funds sold	3,950	5,475
Securities available for sale	106,229	76,623
Restricted investments in bank stock	3,000	1,261

Loans	220,780	225,043
Allowance for loan losses	(1,832)	(1,880)
Net loans	218,948	223,163

Premises and equipment	3,724	3,847
Other assets	16,925	16,712

Total assets	$361,480	$337,283

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$66,511	$67,998
Interest bearing	212,577	230,145
Total deposits	279,088	298,143

Other liabilities	3,321	1,791
Short-term borrowings	20,000	-
Long-term borrowings	20,000	-
Total liabilities	322,409	299,934

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued;
3,028,813 and 3,044,813 shares outstanding in 2008 and 2007, respectively	7,200	7,200
Retained earnings	40,284	40,000

Accumulated other comprehensive income	2,268	555

Less treasury stock, at cost, 555,187 and 548,687 shares in 2008 and 2007
	(10,681)	(10,406)
Total shareholders' equity	39,071	37,349

Total liabilities and shareholders' equity	$361,480	$337,283

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2008	2007

INTEREST INCOME:
Interest and fees on loans	$3,376	$3,421
Interest and dividends on securities:
Taxable	1,621	1,120
Exempt from federal income taxes	33	34
Other	12	22
Total Interest income	5,042	4,597

INTEREST EXPENSE:
Interest on deposits	1,555	1,588
Interest on short-term borrowings	131	64
Interest on long -term borrowings	229	-
Total Interest expense	1,915	1,652

NET INTEREST INCOME	3,127	2,945
PROVISION FOR LOAN LOSSES	-	90

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,127	2,855

OTHER OPERATING INCOME:
Asset management and trust income	257	274
Service charges on deposit accounts	150	151
Other service charges and fees	207	192
Income from investment in life insurance	140	135
Other income	45	46
Total other operating income	799	798

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,445	1,353
Net occupancy expense	199	194
Furniture and equipment	134	113
Pennsylvania shares tax	133	140
Legal and professional	113	120
Other expenses	784	747
Total other operating expenses	2,808	2,667

INCOME BEFORE INCOME TAXES	1,118	986
Income tax expense	302	246

Net income	$816	$740

Average Shares Outstanding	3,028,813	3,044,813

Earnings Per Share	$0.27	$0.24